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                                                                       EXHIBIT 1

                      VIRGINIA ELECTRIC AND POWER COMPANY



              1999 Series A 6.70% Senior Notes, Due June 30, 2009

                            UNDERWRITING AGREEMENT


                                                  June 3, 1999



Morgan Stanley & Co. Incorporated
 as Representative for
 the Several Underwriters
 named in Schedule II hereto
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

     The undersigned, Virginia Electric and Power Company (the Company), hereby confirms its agreement with the several Underwriters named in Schedule II hereto (the Agreement) with respect to the sale to the several Underwriters of certain of its Senior Notes (the Senior Notes) specified in Schedule I hereto, and the public offering thereof by the several Underwriters, upon the terms specified in
Schedule I hereto.

     1.  Underwriters and Representative.  The term "Underwriters" as used
         -------------------------------
herein shall be deemed to mean the several persons, firms or corporations (including the Representative hereinafter mentioned) named in Schedule II hereto, and the term "Representative" as used herein shall be deemed to mean the representative to whom this Agreement is addressed, who by signing this Agreement represents that it has been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named in
Schedule II hereto, the term "Underwriters" and the term "Representative" as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Any action under or in respect of this Agreement taken by the Representative will be binding upon all the Underwriters.
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     2.  Description of the Senior Notes.  Schedule I specifies the aggregate
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principal amount of the Senior Notes, the initial public offering price of the
Senior Notes, the purchase price to be paid by the Underwriters, and any concession from the initial public offering price to be allowed to dealers or brokers, and sets forth the date, time and manner of delivery of the Senior Notes and payment thereof. Schedule I also specifies (to the extent not set forth in the Registration Statement and Prospectus referred to below) the terms and provisions for the purchase of such Senior Notes. The Senior Notes will be issued under the Company's Senior Indenture dated as of June 1, 1998 between the Company and The Chase Manhattan Bank, as Trustee (the Trustee), as supplemented by the First Supplemental Indenture dated as of June 1, 1998, and to be further supplemented by a Second Supplemental Indenture dated as of June 1, 1999 (collectively, the Senior Indenture).

     3.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to, and agrees with, the Underwriters that:

          (a) A registration statement on Form S-3 (Reg. No. 333-47119) for the registration of the Senior Notes under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission), a copy of which as so filed has been delivered to you, has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the "Registration Statement"; the prospectus relating to the Senior Notes included in the Registration Statement, which prospectus is now proposed to be supplemented by a supplement relating to the Senior Notes to be filed with the Commission under the Securities Act, as so supplemented, is hereinafter referred to as the "Prospectus." As used herein, the terms "Registration Statement," "prospectus" and "Prospectus" include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement, prospectus or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the Incorporated Documents).

          (b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), and the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and the rules, regulations and releases of the Commission thereunder (the Rules and Regulations), and, on the date hereof, neither the Registration Statement nor the

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     Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date, the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this paragraph (b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters or on the Underwriters' behalf for use in the Registration Statement or Prospectus; and provided, further, that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if such statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

          (c) Deloitte & Touche LLP, who have examined certain of the Company's financial statements filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

          (d) Except as reflected in, or contemplated by, the Registration Statement and Prospectus, since the respective most recent dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the condition of the Company, financial or otherwise. The Company has no material contingent financial obligation that is not disclosed in each of the Registration Statement and Prospectus.

          (e) The Company has taken all corporate action necessary to be taken by it to authorize the execution by it of this Agreement and the performance by it of all obligations on its part to be performed hereunder; and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is now a party, or the charter of the Company, as amended, or any order, rule or regulation applicable to the Company of any federal or state regulatory board or body or administrative agency having jurisdiction over the Company or over its property.

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          (f)  The Senior Notes, upon issuance thereof, will conform in all respects to the terms of the relevant order or orders of the State Corporation Commission of Virginia (the Virginia Commission) now or hereafter in effect with respect to the Senior Notes.

          (g) The Company has duly authorized all necessary action to be taken by it for the procurement of an irrevocable financial guaranty insurance policy (the Insurance Policy) issued by Ambac Assurance Corporation (the Insurer), insuring the payment of principal and interest on the Senior Notes, when due.

     4.  Public Offering.  On the basis of the representations and warranties
         ---------------
herein contained, but subject to the terms and conditions in this Agreement set forth, the Company agrees to sell to each of the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price, place and time hereinafter specified, the principal amount of the Senior Notes set forth opposite the name of such Underwriter in Schedule II hereto. The several Underwriters agree to make a public offering of their respective Senior Notes specified in Schedule II hereto at the initial public offering price specified in Schedule I hereto. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify such offering without notice.

     5.  Time and Place of Closing.  Delivery of the Senior Notes to, and
         -------------------------
payment therefor by, the Representative for the accounts of the several Underwriters shall be made at the time, place and date specified in Schedule I or such other time, place and date as the Representative and the Company may agree upon in writing, and subject to the provisions of Section 10 hereof. The hour and date of such delivery and payment are herein called the "Closing Date." Unless otherwise specified in Schedule I hereto, payment for the Senior Notes shall be made to the Company by wire transfer in federal funds at the Closing Date against delivery of the Senior Notes, in fully registered form, registered in the name of Cede & Co., as nominee for the Depositary Trust Company. The certificate(s) for the Senior Notes will be made available at the location specified on Schedule I for examination by the Representative not later than 12:00 Noon, New York time, on the last business day prior to the Closing Date.

     6.  Covenants of the Company.  The Company agrees that:
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          (a)  The Company, at or prior to the Closing Date, will deliver to the
     Representative conformed copies of the Registration Statement as originally filed, including all exhibits filed therewith, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested from time to time by the Representative.

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          (b)  The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement and Prospectus,
     (ii) the preparation, issuance and delivery of certificates for the Senior Notes, (iii) any fees and expenses of the Trustee, (iv) the printing and delivery to the Underwriters in reasonable quantities of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended or supplemented) and (v) the premium payable to the Insurer in connection with the issuance of the Insurance Policy. The Company also will pay all taxes, if any, on the issuance of the Senior Notes. In addition, the Company will pay the reasonable fees and disbursements of Underwriters' counsel, Mays & Valentine, L.L.P., in connection with the qualification of the Senior Notes under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or the Company).

          (c) If, at any time when a prospectus relating to the Senior Notes is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will (i) notify the Representative to suspend solicitation of purchases of the Senior Notes, (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, and (iii) at its expense, furnish to the Representative a reasonable quantity of the prospectus as so supplemented or amended. In case any Underwriter is required to deliver a prospectus in connection with the sale of any Senior Notes after the expiration of the period specified in the preceding sentence, the Company, upon the request of the Representative, will furnish to the Representative, at the expense of such Underwriter, a reasonable quantity of the prospectus as supplemented or amended, complying with Section 10(a) of the Securities Act. During the period specified in the second sentence of this paragraph, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required to be filed by the Company under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Representative and Mays & Valentine, L.L.P.

          (d) The Company will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representative promptly of the filing of

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     any such amendment or supplement. As soon as the Company is advised thereof, it will advise the Representative of the issuance of any stop order under the Securities Act with respect to the Registration Statement or any part thereof, or the institution by the Commission of any stop order proceedings with respect to the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (e) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

          (f) For a period of five years following the Closing Date, the Company will deliver to the Representative, as soon as practicable after the end of each fiscal year, a balance sheet of the Company as of the end of such year and statements of income and earnings reinvested in business for such year, all as certified by independent public or certified public accountants, and will deliver to the Representative upon request, as soon as practicable after the end of each quarterly period, statements of income and earnings reinvested in business for the 12-month period ending with the end of such quarterly period.

          (g) The Company will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent required of it to the delivery by it of the Senior Notes.

          (h) The Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Senior Notes for offer and sale under the securities or blue sky laws of such states as the Representative may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

          (i) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, the Company will not, without the prior written consent of the Representative, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Senior Notes or any security convertible into or exchangeable for the Senior Notes or any debt securities substantially similar to the Senior Notes through retail channels (except for the Senior Notes issued pursuant to this Agreement).

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          (j)  Fees and disbursements of Mays & Valentine, L.L.P., who are acting as counsel for the Underwriters (exclusive of fees and disbursements of such counsel which are to be paid as set forth in paragraph 6(b)), shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, the Company shall reimburse the Representative for the account of the Underwriters for the amount of such fees and disbursements.

     7.  Conditions of Underwriters' Obligations; Termination by the
         -----------------------------------------------------------
Underwriters.
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          (a) The obligations of the Underwriters to purchase and pay for the
     Senior Notes shall be subject to the following conditions:

               (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission on such date. The Representative shall have received, prior to payment for the Senior Notes, a certificate dated the Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

               (ii) At the Closing Date an order or orders of the Virginia Commission permitting the issuance and sale of the Senior Notes substantially in accordance with the terms and conditions hereof shall be in full force and effect and shall contain no provision unacceptable to the Representative or the Company (but all provisions of such order or orders heretofore entered are deemed acceptable to the Representative and the Company, and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Representative and the Company unless within 24 hours after receiving a copy of any such order either shall give notice to the other to the effect that such order contains an unacceptable provision).

               (iii) On the Closing Date, the Representative shall receive, on behalf of the several Underwriters, the opinions of Mays & Valentine, L.L.P., and McGuire, Woods, Battle & Boothe LLP, substantially in the forms attached hereto as Schedules III and IV.

               (iv) On the Closing Date, the Representative shall receive, on behalf of the several Underwriters, the opinion of counsel for the Insurer, substantially in the form attached hereto as Schedule V.

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               (v)   On the Closing Date, the Representative shall receive, on
          behalf of the several Underwriters, from Deloitte & Touche LLP a letter addressed to the Representative, dated the Closing Date, (A) confirming that they are independent public accountants as required by the Securities Act; (B) stating in effect that, in their opinion, the audited financial statements included in or incorporated by reference in the Registration Statement and the Prospectus and audited by them as stated in their report incorporated by reference in the Registration Statement (the Audited Financial Statements), comply as to form in all material respects with the applicable accounting requirements adopted pursuant to the Securities Exchange Act; (C) stating, in effect, that on the basis of a reading of the minutes of the meetings of the Board of Directors of the Company and of committees of the Board since the end of the period covered by the Audited Financial Statements, a reading of the unaudited financial statements incorporated by reference in the Prospectus (if any), of the unaudited statement of income for any interim period for which information is included in the Prospectus under the caption "Selected Financial Information" or any section updating such information, and of the latest available unaudited financial statements of the Company covering a period of twelve months ending after the end of the period covered by the Audited Financial Statements (if any), and inquiries of officials of the Company responsible for financial and accounting matters (which procedures did not constitute an audit made in accordance with generally accepted auditing standards), nothing came to their attention that caused them to believe that such unaudited financial statements incorporated by reference in the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the Audited Financial Statements; and (D) stating, in effect, that on the basis of more limited procedures than those set forth in the foregoing clause
          (C), consisting merely of the reading of the minutes referred to in such clause and inquiries of officials of the Company responsible for financial and accounting matters, nothing came to their attention at a date not more than five business days prior to the date of such letter that caused them to believe that (1) at such date there was any decrease in common stockholder's equity or any increase in funded debt of the Company or any decrease in net assets as compared with the amounts shown in the balance sheet included in the most recent financial statements incorporated by reference in the Registration Statement and the Prospectus, or (2) for the period from the date of the most recent unaudited financial statements included in or incorporated by reference in the Registration Statement and the Prospectus to a date not more than five business days prior to the date of such letter there were any decreases, as compared with the corresponding period in the preceding year, in the operating revenues, operating income or net income, except (with respect to (1) or (2)) in all

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          instances for changes or decreases that the Registration Statement discloses have occurred or may occur; provided, however, that such letter may vary from the requirements specified in clause (D) hereof in such manner as the Representative in its sole discretion may deem to be acceptable. Such letter shall also state that the dollar amounts, percentages and other financial information (in each case to the extent that such dollar amounts, percentages and other financial information, either directly or by analysis or computation, are derived from the general accounting records of the Company) that appear (1) in the Prospectus under the captions "Selected Financial Information" and "Other Selected Data" and under any caption contained in a supplement to the Prospectus updating such dollar amounts, percentages and other financial information (limited to total assets and utility plant expenditures), (2) in the Company's most recent Annual Report on Form 10-K under the caption "Selected Financial Data" or (3) in the Registration Statement under the caption "Ratio of Earnings to Fixed Charges" have been compared with the general accounting records of the Company and such dollar amounts, percentages and financial information have been found to be in agreement with the accounting records of the Company and the computations have been found to be arithmetically correct. Such letter shall relate to the Registration Statement and Prospectus as amended or supplemented to the date of the letter.

               (vi) Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement and the Prospectus, there shall not have occurred (1) any change in the Senior Notes of the Company (other than a decrease in the aggregate principal amount thereof outstanding), (2) any material adverse change in the general affairs, financial condition or earnings of the Company (whether or not arising in the ordinary course of business) or (3) any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which in each such case in the judgment of the Representative is so material and so adverse that it makes it inadvisable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Prospectus and this Agreement, or (B) there shall not have occurred
          (1) a downgrading in the rating accorded the Company's senior unsecured notes by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a banking moratorium declared either by federal or New York State authorities or (4)

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          any outbreak or escalation of major hostilities in which the United
          States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, the effect of which outbreak, escalation, declaration, calamity or crisis, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Prospectus and in this Agreement.

               (vii) On the Closing Date, the representations and warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, and the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, at the Closing Date, the Representative shall have received a certificate to such effect signed by the President or any Vice President of the Company.

               (viii) All legal proceedings to be taken in connection with the issuance and sale of the Senior Notes shall have been satisfactory in form and substance to Mays & Valentine, L.L.P.

               (ix) On or before the Closing Date, counsel for the underwriters shall have received evidence that the Insurance Policy has been issued by the Insurer and confirmation that the Senior Notes have been rated at least Aaa by Moody's Investors Service and at least AAA by Standard & Poor's Ratings Services.

               (x) At the Closing Date, there shall not have been, since the date of this Agreement, a downgrading in the rating accorded the Insurer by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), and the Representative shall receive on the Closing Date, on behalf of the several Underwriters, a certificate, dated the Closing Date and signed by the President or any Vice President or Secretary or Assistant Secretary of the Insurer, substantially in the form attached hereto as Schedule VI.

          (b) In case any of the conditions specified above in paragraph 7(a) shall not have been fulfilled, this Agreement may be terminated by the Representative upon mailing or delivering written notice thereof to the Company; provided, however, that in case the conditions specified in subparagraphs 7(a)(vi) and (vii) shall not have been fulfilled, this Agreement may not be so terminated by the Representative unless Underwriters who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the

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     Senior Notes shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 9 and in paragraphs 6(b), 6(j) and 7(c) hereof.

          (c) If this Agreement shall be terminated by the Representative pursuant to paragraph (b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their counsel as provided in paragraph 6(j)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in paragraph 6(b) and
     Section 9.

     8.  Conditions of the Obligation of the Company.  The obligation of the
         -------------------------------------------
Company to deliver the Senior Notes shall be subject to the conditions set forth in the first sentence of subparagraph 7(a)(i) and the sole sentence of subparagraph 7(a)(ii). In case those conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 6(b) and 6(j) and in Sections 9 and 10 hereof.

     9.  Indemnification.  (a)  The Company agrees to indemnify and hold
         ---------------
harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus as originally filed, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any Preliminary Prospectus (if and when used prior to the effective date of the Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing indemnity agreement, insofar as it relates to any Preliminary Prospectus, shall not inure to the benefit of any

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Underwriter (or to the benefit of any person who controls such Underwriter) on account of any losses, claims, damages or liabilities arising out of the sale of any of the Senior Notes by such Underwriter to any person if it shall be established that a copy of the Prospectus (as supplemented or amended, if the Company shall have made any supplements or amendments which have been furnished to the Representative), excluding any documents incorporated by reference, shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this paragraph 9(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any Preliminary Prospectus. The indemnity agreement of the Company contained in this paragraph 9(a) and the representations and warranties of the Company contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the Senior Notes.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors, each other Underwriter, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus as originally filed, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any Preliminary Prospectus (if and when used prior to the effective date of the Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any Preliminary Prospectus. The indemnity agreement of the respective Underwriters contained in this paragraph 9(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, or any such other Underwriter or any such controlling person, and shall survive the delivery of the Senior Notes.

     (c) The Company and each of the Underwriters agrees that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against such Underwriter or controlling person as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party.
The indemnifying party shall bear the reasonable fees and expenses of counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, representing the indemnified parties under paragraphs 9(a) or 9(b), as the case may be, who are parties to such action),
(ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     10.  Termination by the Company.  If any one or more of the Underwriters
          --------------------------
shall fail or refuse to purchase the Senior Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes, the other Underwriters shall be obligated severally in the proportions which the principal amount of the Senior Notes set forth opposite their respective names in Schedule II bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Senior Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase Senior Notes and the aggregate principal amount of the Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Notes and arrangements satisfactory to the Underwriters and the Company for the purchase of such Senior Notes are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in paragraph 6(j) and Section 9) or of the Company (except as provided in paragraph 6(b) and Section
9). In any such case not involving a termination, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven calendar days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     11. Representations, Warranties and Agreements to Survive Delivery.  All
         --------------------------------------------------------------
representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive delivery of the Senior Notes.

     12.  Miscellaneous.  The validity and interpretation of this Agreement
          -------------
shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriters and, with respect to the provisions of Section 9 hereof, each controlling person and each officer and director of the Company referred to in said Section 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such, of any of the Senior Notes from any of the several Underwriters.

     13.  Notices.  All communications hereunder shall be in writing and if to
          -------
the Underwriters shall be mailed, telexed, telecopied or delivered to the Representative at the address set forth on Schedule I hereto, or if to the Company shall be mailed, telexed, telecopied or delivered to it, attention of Treasurer, Virginia Electric and Power Company, 701 E. Cary Street, Richmond, Virginia 23219-3932.

     Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                    VIRGINIA ELECTRIC AND POWER COMPANY



                    By:_________________________________
                       Title:



The foregoing agreement is
hereby confirmed and accepted,
as of the date first above
written.

MORGAN STANLEY & CO. INCORPORATED


By:________________________________
   Title:

Acting individually and on
behalf of the other several
Underwriters named in
Schedule II hereto.

                                   SCHEDULE I


Title of Senior Notes:  1999 Series A 6.70% Senior Notes, due June 30, 2009

Aggregate Principal Amount:  $150,000,000

Denominations:  $25 and any integral multiple thereof

Initial Price to Public:

            100% of the principal amount of the Senior Notes plus accrued interest, if any, from the date of issuance

Initial Purchase Price to be paid by Underwriters:

            97.50% of the principal amount of the Senior Notes except that such price will be increased to 98.50% of the principal amount of the Senior Notes sold to certain institutions

Concessions and reallowances to dealers and brokers:

            Concession:   Up to $.40 per Senior Note
            Reallowance:  Up to $.35 per Senior Note

Redemption terms:

            Redeemable (in whole or in part) on or after June 30, 2002, at 100% of the principal amount to be redeemed plus accrued and unpaid interest to the date of redemption.

Insurance:  Payment of principal and interest on the Senior Notes will be insured by a financial
            guaranty insurance policy issued by Ambac Assurance Corporation.

Specified funds for payment of purchase price: Federal funds (by wire transfer).

Time of Delivery:  June 10, 1999, 10:00 a.m.

Closing Location:  One James Center
                   901 East Cary Street
                   Richmond, VA 23219

The Senior Notes will be available for inspection by the Representative at:

               One James Center
               901 East Cary Street
               Richmond, VA 23219

Address for Notices to the Underwriters:

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               New York, NY 10036

                                 SCHEDULE II


                                                                    Principal
                                                                    Amount of
                                                                  1999 Series A
Underwriter                                                        Senior Notes
-----------                                                        ------------

Morgan Stanley & Co. Incorporated                                 $ 21,300,000
First Union Capital Markets Corp.                                   21,300,000
Lehman Brothers Inc.                                                21,300,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                  21,300,000
PaineWebber Incorporated                                            21,300,000

Banc of America Securities LLC                                       3,000,000
Banc One Capital Markets, Inc.                                       3,000,000
BT Alex. Brown Incorporated                                          3,000,000
Chase Securities Inc.                                                3,000,000
Credit Suisse First Boston Corporation                               3,000,000
Wachovia Securities, Inc.                                            3,000,000

BB&T Capital Markets                                                 1,500,000
     A Division of Scott & Stringfellow
Davenport & Company LLC                                              1,500,000
A.G. Edwards & Sons, Inc.                                            1,500,000
Goldman, Sachs & Co.                                                 1,500,000
Prudential Securities Incorporated                                   1,500,000
Roney Capital Markets                                                1,500,000
     A Division of Banc One Capital Markets, Inc.
Schroder & Co. Inc.                                                  1,500,000
SG Cowen Securities Corporation                                      1,500,000

Advest, Inc.                                                           500,000
Robert W. Baird & Co. Incorporated                                     500,000
J.C. Bradford & Co.                                                    500,000
Branch, Cabell and Company                                             500,000
Dain Rauscher Incorporated                                             500,000
Edward D. Jones & Co., L.P.                                            500,000
Fahnestock & Co. Inc.                                                  500,000
Ferris, Baker Watts, Incorporated                                      500,000
Fidelity Capital Markets                                               500,000
     A division of National Financial Services Corporation

Fifth Third Securities, Inc.                                           500,000
First Albany Corporation                                               500,000
Fleet Securities, Inc.                                                 500,000
J.J.B. Hilliard, W.L. Lyons, Inc.                                      500,000
Janney Montgomery Scott Inc.                                           500,000
Legg Mason Wood Walker, Incorporated                                   500,000
McDonald Investments Inc.,                                             500,000
     A Keycorp Company
Mesirow Financial, Inc.                                                500,000
Morgan Keegan & Company, Inc.                                          500,000
Olde Discount Corporation                                              500,000
Raymond James & Associates, Inc.                                       500,000
The Robinson-Humphrey Company, LLC                                     500,000
Charles Schwab & Co., Inc.                                             500,000
Sterne, Agree & Leach, Inc.                                            500,000
Stifel, Nicolaus & Company, Incorporated                               500,000
Tucker Anthony Incorporated                                            500,000
U.S. Bancorp Piper Jaffray Inc.                                        500,000
Wedbush Morgan Securities                                              500,000

                                                          Total:  $150,000,000
                                                                  ============

                                 SCHEDULE  III

                            PROPOSED FORM OF OPINION

                                       OF

                            MAYS & VALENTINE, L.L.P.
                               NationsBank Center
                             1111 East Main Street
                           Richmond, Virginia  23219



                    Re:  VIRGINIA ELECTRIC AND POWER COMPANY

                        1999 Series A 6.70% Senior Notes,
                               due June 30, 2009

                                 June ___, 1999



Morgan Stanley & Co. Incorporated, as Representative
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

          We have acted as counsel for you in connection with arrangements for the issuance by Virginia Electric and Power Company (the Company) of up to U.S. $150,000,000 aggregate principal amount of its 1999 Series A 6.70% Senior Notes, due June 30, 2009 (the Senior Notes) under and pursuant to a Senior Indenture, dated as of June 1, 1998 between the Company and The Chase Manhattan Bank, as trustee (the Trustee), as supplemented by the First Supplemental Indenture dated as of June 1, 1998 and to be further supplemented by a Second Supplemental Indenture dated as of June 1, 1999 (collectively, the Senior Indenture), and the offering of the Senior Notes by you pursuant to an Underwriting Agreement dated June 3, 1999 by and between you and the Company (the Underwriting Agreement). All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

          We have examined originals, or copies certified to our satisfaction of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

          In addition, we attended the closing held today at the offices of McGuire, Woods, Battle & Boothe LLP, One James Center, Richmond, Virginia, at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

          Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

          A. The Company is a corporation duly incorporated and existing under the laws of Virginia and is duly qualified as a foreign corporation in West Virginia and North Carolina, and has corporate power to transact its business as described in the Prospectus.

          B. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

          C. The Senior Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company and has been duly qualified under the Trust Indenture Act, except that we express no opinion as to the validity or enforceability of any covenant to pay interest on defaulted interest, and except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          D. The Senior Notes have been duly authorized by the Company and, when executed by the Company and completed and authenticated by the Trustee in accordance with the Senior Indenture and delivered and paid for as provided in the Underwriting Agreement, will have been duly issued under the Senior Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Senior Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          E. The Registration Statement (Reg. No. 333-47119) with respect to the Senior Notes filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus in the form filed as part of the Registration Statement, including all

                                    III - 2

Incorporated Documents constituting a part thereof, may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of Senior Notes in the manner therein specified.

          The Registration Statement and the Prospectus (except the financial statements incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

          As to the statements relating to the Senior Notes under DESCRIPTION OF THE SENIOR NOTES AND SENIOR SUBORDINATED NOTES in the prospectus initially filed as part of the Registration Statement, as supplemented by the statements under the DESCRIPTION OF THE 1999 SERIES A SENIOR NOTES in the Prospectus Supplement dated June 3, 1999 (the Prospectus Supplement), we are of the opinion that the statements are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. As to the other matters, we have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or in the Prospectus. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement except as stated above in regard to the above captions. We note that we were not involved in the preparation of the Registration Statement or the prospectus initially filed as part thereof, and that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Prospectus Supplement, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. None of the foregoing disclosed to us any information that gives us reason to believe that the Registration Statement or the Prospectus (except the financial statements incorporated by reference therein, as to which we express no opinion) contained on the date the Registration Statement became effective or now contains any untrue statement of a material fact or omitted on said date or now omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing opinion is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

          F. An appropriate order of the Virginia Commission with respect to the sale of the Senior Notes on the terms and conditions set forth in the Underwriting Agreement has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the Senior Notes as contemplated by the Underwriting Agreement. We understand such order does not contain any provision unacceptable to you under the Underwriting Agreement. No approval or consent by any public regulatory body, other than

                                    III - 3
such order and notification of effectiveness by the Commission, is legally required in connection with the sale of the Senior Notes as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Senior Notes in such states) and the carrying out of the provisions of the Underwriting Agreement.

          G. The Senior Notes conform to their description in the Underwriting Agreement and to the statements with respect thereto contained in the Registration Statement and the Prospectus.

          To the extent that the opinion expressed in paragraph A involves matters governed by the laws of North Carolina and West Virginia, we have relied upon certificates of public officials in those states as to the Company's good standing and due authorization to transact business in those states.



                              Very truly yours,

                              MAYS & VALENTINE, L.L.P.

                                    III - 4

                                  SCHEDULE IV

                           PROPOSED FORM OF OPINION

                                      OF

                      MCGUIRE, WOODS, BATTLE & BOOTHE LLP
                               One James Center
                             901 East Cary Street
                           Richmond, Virginia  23219


                   Re:  VIRGINIA ELECTRIC AND POWER COMPANY

                        1999 Series A 6.70% Senior Notes
                               due June 30, 2009

                                June ___, 1999


Morgan Stanley & Co. Incorporated, as Representative
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     The arrangements for issuance of up to U.S. $150,000,000 aggregate principal amount of 1999 Series A 6.70% Senior Notes, due June 30, 2009 (the Senior Notes), of Virginia Electric and Power Company (the Company) under a Senior Indenture dated as of June 1, 1998 between the Company and The Chase Manhattan Bank, as trustee (the Trustee), as supplemented by the First Supplemental Indenture dated as of June 1, 1998 and to be further supplemented by a Second Supplemental Indenture dated as of June 1, 1999 (collectively, the Senior Indenture), and pursuant to an Underwriting Agreement dated June 3,
1999 by and between the Company and the Underwriters listed on Schedule II as attached thereto (the Underwriting Agreement), have been taken under our supervision as counsel for the Company. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

     We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

     In regard to the title of the Company to its properties, we have made no independent investigation of original records but our opinion is based (a) with respect to land and rights of way for electric lines of 69,000 volts or more, solely on reports and opinions by counsel in whom we have confidence and (b) with respect to rights of way for electric lines of less than 69,000 volts and various matters of fact in regard to all other properties, solely on information from officers of the Company.

     On this basis we are of the opinion that:

     1. The Company is a corporation duly organized and existing under the laws of Virginia and is duly qualified as a foreign corporation in West Virginia and North Carolina. Neither the nature of the Company's business nor the properties it owns or holds under lease makes necessary qualification as a foreign corporation in any state where it is not now so qualified or where the failure to be so qualified would have a material adverse effect on the Company and its subsidiaries taken as a whole, and the Company has corporate power to conduct its business as described in the Prospectus and to issue the Senior Notes.

     2. All requisite corporate and governmental authorizations have been given for the issuance of the Senior Notes under the Senior Indenture.

     3. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

     4. The Senior Indenture has been duly authorized, executed, and delivered by, and constitutes a valid and binding obligation of, the Company and has been duly qualified under the Trust Indenture Act, except that we express no opinion as to the validity or enforceability of any covenant to pay interest on defaulted interest, and except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     5. The Senior Notes have been duly authorized by the Company and, when duly executed by the Company and completed and authenticated by the Trustee in accordance with the Senior Indenture and issued, delivered and paid for in accordance with the Underwriting Agreement, will have been duly issued under the Senior Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Senior Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     6. The Registration Statement (Reg. No. 333-47119) with respect to the Senior Notes filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of the Senior Notes in the manner therein specified.

     The statements in regard to our firm under the caption EXPERTS in the Prospectus relating to the Senior Notes are correct, and we are of the opinion that, so far as governed by the laws of the United States, North Carolina or Virginia, the legal conclusions relating to franchises, title to its properties, rates, environmental and other regulatory matters and litigation in the Company's Annual Report on Form 10-K incorporated in the Prospectus by reference and the description of the provisions of the Senior Indenture and the terms of the Senior Notes contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF THE SENIOR NOTES AND SENIOR SUBORDINATED NOTES, as supplemented by the statements under DESCRIPTION OF THE 1999 SERIES A SENIOR NOTES in the Prospectus Supplement dated June 3, 1999, are substantially accurate and fair. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. As to other matters of fact, we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we attended the due diligence meetings with representatives of the Company and the closing at which the Company satisfied the conditions contained in Section 7 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of the other records of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement except as stated above in regard to the aforesaid captions. But such consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement or the Prospectus contained on the date the Registration Statement became effective or contains now any untrue statement of a material fact or omitted on said date or omits now to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We are of the opinion that the Registration Statement (excepting the financial statements incorporated therein by reference, as to which we express no opinion) complies as to form in all material respects with all legal requirements and is now effective.

     The Registration Statement and the Prospectus (except the financial statements incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

     7. The titles and interests of the Company in and to its properties are reasonably adequate to enable the Company to carry on its business and the Company holds such franchises, permits and licenses as are reasonably adequate to enable the Company to carry on its business, and, as to any franchises, permits and licenses that the Company does not hold, the absence thereof will not materially adversely affect the operation, business and properties of the Company as a whole.

     8. Except as set forth in the Registration Statement, there are no pending legal, administrative or judicial proceedings with respect to the Company that are required to be described in Form S-3.

     The opinions in paragraphs 6 and 8 hereof are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.


                              Yours very truly,



                              MCGUIRE, WOODS, BATTLE
                              & BOOTHE LLP

                                   SCHEDULE V

                            PROPOSED FORM OF OPINION

                                       OF

                               COUNSEL FOR AMBAC

                       [Letterhead of Insurer's Counsel]

                                 June ___, 1999



Morgan Stanley & Co. Incorporated, as Representative
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     This opinion has been requested of the undersigned, a Vice President and an Assistant General Counsel of Ambac Assurance Corporation, a Wisconsin stock insurance company (Ambac Assurance) in connection with the issuance by Ambac Assurance of a certain Financial Guaranty Insurance Policy and endorsement thereto, effective as of the date hereof (the Policy), insuring $150,000,000 in aggregate principal amount of 1999 Series A 6.70% Senior Notes, due June 30, 2009, and dated June 10, 1999, (the Obligations), of Virginia Electric and Power Company (the Issuer).

     In connection with my opinion herein, I have examined the Policy, such statutes, documents and proceedings as I have considered necessary or appropriate under the circumstances to render the following opinion, including, without limiting the generality of the foregoing, certain statements contained in the Prospectus Supplement of the Issuer dated June 3, 1999, to the Prospectus of the Issuer dated March 18, 1998 relating to the Obligations (the Prospectus Supplement) under the headings "THE POLICY" and "THE INSURER" and in "Appendix AForm of Policy."

     Based upon the foregoing and having regard to legal considerations I deem relevant, I am of the opinion that:

          1. Ambac Assurance is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of Wisconsin, and duly qualified to conduct an insurance business in the Commonwealth of Virginia.

          2. Ambac Assurance has full corporate power and authority to execute and deliver the Policy and the Policy has been duly authorized, executed and delivered by Ambac Assurance and constitutes a legal, valid and binding obligation of Ambac

     Assurance enforceable in accordance with its terms except to the extent that the enforceability (but not the validity) of such obligation may be limited by any applicable bankruptcy, insolvency, liquidation, rehabilitation or other similar law or enactment now or hereafter enacted affecting the enforcement of creditors' rights.

          3. The execution and delivery by Ambac Assurance of the Policy will not, and the consummation of the transactions contemplated thereby and the satisfaction of the terms thereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Authority, Articles of Incorporation or By-Laws of Ambac Assurance, or any restriction contained in any contract, agreement or instrument to which Ambac Assurance is a party or by which it is bound or constitute a default under any of the foregoing.

          4. Proceedings legally required for the issuance of the Policy have been taken by Ambac Assurance and licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Policy have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Policy.

          5. The statements contained in the Prospectus Supplement under the headings "THE POLICY" and "THE INSURER," insofar as such statements constitute summaries of the matters referred to therein, accurately reflect and fairly present the information purported to be shown and insofar as such statements describe Ambac Assurance, fairly and accurately describe Ambac Assurance.

          6. The form of Policy contained in the Prospectus Supplement under the heading "Appendix AForm of Policy" is a true and complete copy of the form of the Policy.

                              Very truly yours,



                              Vice President and
                              Assistant General Counsel

                                  SCHEDULE VI

                         PROPOSED FORM OF CERTIFICATE

                                      OF

                          AMBAC ASSURANCE CORPORATION

                                June ___, 1999



Morgan Stanley & Co. Incorporated, as Representative
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     Reference is made to the Prospectus Supplement dated June 3, 1999 with respect to the 1999 Series A 6.70% Senior Notes, due June 30, 2009 (the Senior Notes), of Virginia Electric and Power Company (the Issuer). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Prospectus Supplement. With respect to the Senior Notes, the undersigned does hereby certify the following:

          (a) The undersigned is a duly authorized representative of Ambac Assurance Corporation (Ambac Assurance) and is authorized to execute and deliver this certificate.

          (b) The financial data presented in the table set forth under the heading "THE INSURERInsurer Financial Information" in the Prospectus Supplement presents fairly the financial position of Ambac Assurance as of December 31, 1996, 1997 and 1998 and March 31, 1999, and to the best of my knowledge since March 31, 1999, no material and adverse change has occurred in the financial position of Ambac Assurance other than as set forth in the Prospectus Supplement.

          (c) There are no actions, suits, proceedings or investigations pending or, to the best of Ambac Assurance's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations or which would materially and adversely affect its ability to perform its obligations under the Policy.

     Dated this _______ day of June, 1999

     AMBAC ASSURANCE CORPORATION


     ___________________________________
     By: